UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 22, 2003




                         Reckson Associates Realty Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Maryland                         1-13762               11-3233650
---------------------------------       -----------            -------------
  (State or other jurisdiction          (Commission            (IRS Employer
of incorporation or organization)       file number)         Identification No.)



  225 Broadhollow Road, Melville, NY                               11747
--------------------------------------                         -------------
(Address of principal executive office)                          (zip code)



                                 (631) 694-6900
               (Registrant's telephone number including area code)


               --------------------------------------------------

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 10, 2003, Reckson Associates Realty Corp. ("Reckson") announced that it had entered into agreements relating to the disposition of its Long Island industrial portfolio (the "Disposition") to members of the Rechler family for approximately $315.5 million in cash and other consideration. Subject to the terms and conditions of the agreements, at closing, Reckson will dispose of its 95 property, 5.9 million square foot, Long Island industrial building portfolio for approximately $225.1 million in cash and debt assumption and 3,932,111 limited partnership units, valued at approximately $90.4 million in Reckson Operating Partnership, L.P. In connection with the Disposition, Reckson estimates that it will recognize for United States GAAP purposes a gain on the sale of real estate of approximately $138 million. In addition, Reckson estimates that it will recognize a taxable gain on the sale of real estate of approximately $20 million.

Sales proceeds from the Disposition are anticipated to be used to repay Reckson's unsecured credit facility and for transaction costs. Subsequent to the Disposition Reckson anticipates it will redeem $50 million, or 100%, of its outstanding 8.85% Series B cumulative preferred stock.

In addition, four of the five remaining options granted to Reckson at the time of its IPO to purchase interests in properties owned by Rechler family members (including three properties in which the Rechler family members hold non-controlling interests and one industrial property) will be terminated. In return Reckson will receive an aggregate payment from the Rechler family members of $972,000. Rechler family members have also agreed to extend the term of the remaining option on the property located at 225 Broadhollow Road, Melville, New York (Reckson's current headquarters) for five years and to release Reckson from approximately 16,000 square feet under its lease at this property. In connection with the restructuring of the remaining option the Rechler family members have agreed to pay Reckson $1 million in return for Reckson's agreement not to exercise the option during the next three years. As part of the agreement, the exercise price of the option payable by Reckson will be increased by $1 million.

In recent weeks, a number of shareholder derivative actions have been commenced against the Company and the Board of Directors in the Supreme Court of the State of New York, County of Nassau ((Index No. 01 4162/03), the Supreme Court of the State of New York, County of Suffolk (Index No. 03 32545 and Index No. 03 23593) and in the United States District Court, Eastern District of New York (Case No. cv 03 4917, Case No. cv 03 5008 and Case No. cv 03 5178), relating to the recently announced sale of the Long Island Industrial Portfolio to certain members of the Rechler family. The complaints allege, among other things, that the process by which the directors agreed to the transaction was not sufficiently independent of the Rechler family and did not involve a " market check" or third party auction process and as a result was not for adequate consideration. The Plaintiffs seek similar relief, including a declaration that the directors violated their fiduciary duties, an injunction against the transaction and damages. The Company believes that complaints are without merit.

The description of the Disposition contained in the Company's current reports on Form 8-K filed with the Securities and Exchange Commission on September 18, 2003 and October 1, 2003 are incorporated herein by reference. The information in this current report on Form 8-K supplements and amends the information contained in those previously filed current reports.

Item. 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b) Pro forma financial information.

                         Reckson Associates Realty Corp.
                         Pro Forma Financial Information
                                   (Unaudited)

The accompanying financial statements present the unaudited pro forma balance sheet of Reckson Associates Realty Corp. as of June 30, 2003 and the unaudited pro forma statements of income for the year ended December 31, 2002 and the six months ended June 30, 2003.

The unaudited pro forma balance sheet as of June 30, 2003 is presented as if the Disposition transaction had occurred on June 30, 2003. The unaudited pro forma statements of income for the year ended December 31, 2002 and the six months ended June 30, 2003 are presented as if the Disposition transaction had occurred as of January 1, 2002 and carried forward through June 30, 2003.

The pro forma information is unaudited and is not necessarily indicative of the results which actually would have occurred if the aforementioned Disposition had been consummated at the beginning of the period presented, nor does it purport to represent the financial position and results of operations for future periods. The pro forma information should be read in conjunction with the historical financial statements of Reckson Associates Realty Corp.

                         RECKSON ASSOCIATES REALTY CORP.
                                PRO FORMA BALANCE
                                      SHEET
                                  JUNE 30, 2003
                          (UNAUDITED AND IN THOUSANDS)

                                                                                Reckson        Pro Forma             Pro Forma
                                                                               Historical     Adjustments            Condensed
                                                                                  (A)             (B)
                                                                               ----------     -----------            ---------
ASSETS:
Commercial real estate properties, at cost:
  Land                                                                          $  423,036     $ (28,911)            $  394,125
  Building and improvements                                                      2,448,379      (201,926)             2,246,453
Developments in progress:
  Land                                                                              88,388                               88,388
  Development costs                                                                 23,743                               23,743
Furniture, fixtures and equipment                                                   12,572        (1,392)                11,180
                                                                                ----------     ---------             ----------
                                                                                 2,996,118      (232,229)             2,763,889
Less accumulated depreciation                                                     (501,122)       74,701               (426,421)
                                                                                ----------     ---------             ----------
                                                                                 2,494,996      (157,528)(e)          2,337,468
Investments in real estate joint ventures                                            5,709                                5,709
Investments in mortgage notes and notes receivable                                  54,600                               54,600
Investments in service companies and affiliate loans and joint ventures             72,440                               72,440
Cash and cash equivalents                                                           23,996          2000 (a,b,g)         25,996
Tenant receivables                                                                   7,724                                7,724
Deferred rents receivable                                                          116,573       (10,303)(e)            106,270
Prepaid expenses and other assets                                                   56,021        (4,551)(e)             51,470
Contract and land deposits and pre-acquisition costs                                   208                                  208
Deferred leasing and loan costs                                                     68,727        (4,988)(e)             63,739
                                                                                ----------     ---------             ----------
TOTAL ASSETS                                                                    $2,900,994     $(175,370)            $2,725,624
                                                                                ==========     =========             ==========
LIABILITIES:
Mortgage notes payable                                                          $  734,134     $  (6,137)(a)         $  727,997
Unsecured credit facility                                                          322,000      (163,000)(a,b)          159,000
Senior unsecured notes                                                             499,374                              499,374
Accrued expenses and other liabilities                                              82,357         8,687 (c,g)           91,044
Dividends and distributions payable                                                 31,471                               31,471
                                                                                ----------     ---------             ----------
TOTAL LIABILITIES                                                                1,669,336      (160,450)             1,508,886
                                                                                ----------     ---------             ----------
Minority partners' interests in consolidated partnerships                          240,452                              240,452
Preferred unit interest in the operating partnership                                19,662                               19,662
Limited partners' minority interest in the operating partnership                    66,261       (33,888)(a,d)           32,373
                                                                                ----------     ---------             ----------
                                                                                   326,375       (33,888)               292,487
                                                                                ----------     ---------             ----------
Commitments and contingencies                                                           --            --                     --

STOCKHOLDERS' EQUITY:
Preferred Stock, $.01 par value, 25,000,000 shares authorized
  Series A preferred stock, 8,834,500 shares issued and outstanding                     88                                   88
  Series B preferred stock, 2,000,000 shares and 0, issued and outstanding,
    respectively                                                                        20           (20)(b)                  0
Common Stock, $.01 par value, 100,000,000 shares authorized
  Class A common stock, 48,000,995 shares issued and outstanding                       480                                  480
  Class B common stock, 9,915,313 shares issued and outstanding                         99                                   99
                                                                                                 (50,980)(b)
Additional paid in capital                                                         973,089        69,968 (a,c,d,f,g)    992,077

Treasury stock                                                                     (68,493)                             (68,493)
                                                                                ----------     ---------             ----------
Total Stockholders Equity                                                          905,283        18,968                924,251
                                                                                ----------     ---------             ----------
Total Liabilities and Stockholders' Equity                                      $2,900,994     $(175,370)            $2,725,624
                                                                                ==========     =========             ==========


             The accompanying notes and management's assumptions are
                       an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                        NOTES TO PRO FORMA BALANCE SHEET
                                  JUNE 30, 2003
                                   (UNAUDITED)

(A) Represents the historical balance sheet of Reckson Associates Realty Corp. at June 30, 2003.

(B) Represent adjustments to remove the assets and liabilities as a result of the Disposition as if the Disposition occurred on June 30, 2003.

         (a) To record the Disposition transaction as if the Disposition occurred on June 30, 2003.

                  Sales Price                                       $  315,500
                  Repayment on unsecured credit facility              (214,000)
                  Assignment of secured debt to purchaser               (6,137)
                  Retirement of limited partners minority interest     (90,439)
                  Estimated transactional costs                         (4,924)

         (b) To record the redemption of the outstanding 8.85% Cumulative Series B preferred stock with proceeds from borrowings under the unsecured credit facility.

                   Borrowing under the unsecured credit facility    $   51,000
                   $.01 par value, 2,000,000 shares                        (20)
                   Additional paid in capital                          (50,980)

         (c) To accrue $11.0 million, for the future settlement of employment contracts and for anticipated restructure costs related to the Disposition net of $3.3 million of accrued expenses and other liabilities related to the properties being disposed of.

         (d) To record the reallocation of general and limited partnership interests in the operating partnership, at June 30, 2003 of approximately $56.6 million, based on percentage of ownership giving effect to the Disposition transaction and retirement of 3,932,111 common units of limited partnership interest.

         (e) To record the disposition of the assets as a result of the Disposition transaction as if the Disposition occurred on June 30, 2003.

         (f) To record the anticipated realized gain resulting from the Disposition transaction.

                  Sales Price                                       $  315,500
                  Estimated transaction costs                           (4,924)
                  Assets disposed of net of liabilities               (173,057)
                                                                    ----------
                                                                    $  137,519
                                                                    ==========

         (g) To record cash proceeds anticipated to be received in consideration for the termination by Reckson of four options to acquire interests in properties owned by Rechler family members and to amend the terms on which Reckson can exercise a fifth option to acquire the property located at 225 Broadhollow Road, Melville, N.Y. (Reckson's current headquarters).

                         RECKSON ASSOCIATES REALTY CORP.
                          PRO FORMA STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2003
               (UNAUDITED AND IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                    Reckson      Pro Forma Adjustments
                                                                                   Historical    --------------------- Pro Forma
                                                                                      (A)           (B)                Condensed
                                                                                   ----------    -------- --------    -----------
REVENUES:
Property operating revenues:
  Base rents                                                                     $   214,605    $(19,869)  $          $   194,736
  Tenant escalations and reimbursements                                               31,340      (2,933)                  28,407
                                                                                 -----------    --------  -------     -----------
Total property operating revenues                                                    245,945     (22,802)      --         223,143

Interest income on mortgage notes and notes receivable                                 3,090                                3,090
Investment and other income                                                            9,137         (42)   1,016 (C)      10,111
                                                                                 -----------    --------   ------     -----------
  TOTAL REVENUES                                                                     258,172     (22,844)   1,016         236,344
                                                                                 -----------    --------   ------     -----------
EXPENSES:
Property operating expenses                                                           94,402      (6,013)                  88,389
Marketing, general and administrative                                                 17,649      (1,053)  (2,720)(C)      13,876
Interest                                                                              45,746        (296)  (2,816)(D)      43,307
                                                                                                              673 (D)
Depreciation and amortization                                                         61,887      (4,926)                  56,961
                                                                                 -----------    --------   ------     -----------
  TOTAL EXPENSES                                                                     219,684     (12,288)  (4,863)        202,533
                                                                                 -----------    --------   ------     -----------
Income before minority interests, preferred dividends and distributions, equity
(loss) in earnings of real estate joint ventures and service companies,
gain on sales of depreciable real estate assets and discontinued operations           38,488     (10,556)   5,879          33,811

Minority partners' interests in consolidated partnerships                             (9,025)                              (9,025)
Distributions to preferred unit holders                                                 (547)                                (547)
Limited partners' minority interest in the operating partnership                      (1,870)               1,083 (E)        (787)
Equity (loss) in earnings of real estate joint ventures and service
companies                                                                               (164)                                (164)
                                                                                 -----------    --------   ------     -----------
Net income                                                                            26,882     (10,556)   6,962          23,288
Dividends to preferred shareholders                                                  (10,634)               2,212 (F)      (8,422)
                                                                                 -----------    --------   ------     -----------
Net income allocable to common shareholders                                      $    16,248    $(10,556)  $9,174     $    14,866
                                                                                 ===========    ========   ======     ===========
Net income allocable to:
  Class A common                                                                 $    12,364                          $    11,313
  Class B common                                                                       3,884                                3,553
                                                                                 -----------                          -----------
Total                                                                            $    16,248                          $    14,866
                                                                                 ===========                          ===========
Basic net income per weighted average share:
  Class A common                                                                 $      0.26                          $      0.24
                                                                                 ===========                          ===========
  Class B common                                                                 $      0.39                          $      0.36
                                                                                 ===========                          ===========
Basic weighted average common shares outstanding:
  Class A common                                                                  48,100,418                           48,100,418
  Class B common                                                                   9,915,313                            9,915,313

Diluted net income per weighted average common share:
  Class A common                                                                 $      0.26                          $      0.23
                                                                                 ===========                          ===========
  Class B common                                                                 $      0.28                          $      0.25
                                                                                 ===========                          ===========
Diluted weighted average common shares outstanding:
  Class A common                                                                  48,218,598                           48,218,598
  Class B common                                                                   9,915,313                            9,915,313


           The accompanying notes and management's assumptions are an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                     NOTES TO PRO FORMA STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2003
                                   (UNAUDITED)

(A) Represents the historical statement of income of Reckson Associates Realty Corp. for the six months ended June 30, 2003.

(B) Represent adjustments to remove the results of operations from the Disposition properties as if such Disposition occurred on January 1, 2002.

(C) To adjust for general and administrative expenses and service company overhead included in other income, which would be avoided as a result of the Disposition had the Disposition occurred on January 1, 2002

(D) To adjust for interest expense which would have been avoided if the unsecured credit facility had been repaid using the proceeds from the Disposition had the Disposition occurred on January 1, 2002. In addition, to adjust for interest expense which would have been incurred had Reckson borrowed under its unsecured credit facil;ity to redeem its outstanding 8.85% Convertible Series B preferred stock.

(E) To adjust the allocation of income under the limited partnership agreement had the Disposition occurred on January 1, 2002.

(F) To adjust for preferred dividends on the 8.85% Cumulative Series B preferred stock as if such preferred stock were redeemed on January 1, 2002.

                         RECKSON ASSOCIATES REALTY CORP.
                          PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
               (UNAUDITED AND IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                  Reckson      Pro Forma Adjustments
                                                                                 Historical    ---------------------     Pro Forma
                                                                                     (A)          (B)                     Condensed
                                                                                 ----------    ---------   ---------     ----------
REVENUES:
Property operating revenues:
  Base rents                                                                     $   437,393  $(38,841)    $              $ 398,552
  Tenant escalations and reimbursements                                               60,689    (5,030)                      55,659
                                                                                 -----------   -------     --------        --------
Total property operating revenues                                                    498,082   (43,871)          --         454,211

Interest income on mortgage notes and notes receivable                                 6,279                                  6,279
Investment and other income                                                            1,731      (682)       1,788 (C)       2,837
                                                                                 -----------   -------     --------        --------
  TOTAL REVENUES                                                                     506,092   (44,553)       1,788         463,327
                                                                                 -----------   -------     --------        --------
EXPENSES:
Property operating expenses                                                          175,041   (10,530)                     164,511
Marketing, general and administrative                                                 31,578    (2,160)      (4,168)(C)      25,250
Interest                                                                              88,585      (611)      (6,532)(D)      83,002
                                                                                                              1,560 (D)
Depreciation and amortization                                                        112,341    (9,140)                     103,201
                                                                                 -----------   -------     --------        --------
  TOTAL EXPENSES                                                                     407,545   (22,441)      (9,140)        375,964
                                                                                 -----------   -------     --------        --------

Income before minority interests, preferred dividends and distributions, equity in earnings of real estate joint ventures and service companies, gain on sales
of real estate, discontinued operations and extraordinary loss                        98,547   (22,112)      10,928          87,363

Minority partners' interests in consolidated partnerships                            (18,730)                               (18,730)
Distributions to preferred unit holders                                               (1,288)                                (1,288)
Limited partners' minority interest in the operating partnership                      (6,238)                 3,536 (E)      (2,702)
Equity in earnings of real estate joint ventures and service companies                 1,113                                  1,113
Gain on sales of real estate                                                             537                                    537
                                                                                 -----------   -------     --------      ----------
Income before discontinued operations, extraordinary loss and preferred dividends     73,941   (22,112)      14,464          66,293

Discontinued operations (net of limited partners' minority interest):
  Income from discontinued operations                                                    495                     38 (E)         533
  Gain on sales of real estate                                                         4,267                    328 (E)       4,595
                                                                                  -----------   -------     --------     -----------
Income before extraordinary loss and dividends to preferred shareholders              78,703   (22,112)      14,830          71,421
Extraordinary loss on extinguishment of debts (net of limited partners'
  minority interest)                                                                  (2,335)                  (138)(E)      (2,473)
                                                                                  -----------   -------    --------     -----------
Net income                                                                            76,368   (22,112)      14,692          68,948
Dividends to preferred shareholders                                                  (21,835)                 4,425 (F)     (17,410)
                                                                                 -----------   -------     --------      ----------
Net income allocable to common shareholders                                      $    54,533  $(22,112)    $ 19,117      $   51,538
                                                                                 ===========   =======     ========      ==========
Net income allocable to:
  Class A common                                                                 $    41,604                             $   39,322
  Class B common                                                                      12,929                                 12,216
                                                                                 -----------                             ----------
Total                                                                            $    54,533                             $   51,538
                                                                                 ===========                             ==========
Basic net income per weighted average share:
  Class A common                                                                 $      0.79                             $     0.74
  Gain on sales of real estate                                                          0.01                                   0.01
  Discontinued operations                                                               0.07                                   0.08
  Extraordinary loss                                                                   (0.03)                                 (0.04)
                                                                                 -----------                             ----------
  Basic net income per Class A common                                            $      0.84                             $     0.79
                                                                                 ===========                             ==========
  Class B common                                                                 $      1.21                             $     1.14
  Gain on sales of real estate                                                          0.01                                   0.01
  Discontinued operations                                                               0.11                                   0.12
  Extraordinary loss                                                                   (0.05)                                 (0.06)
                                                                                 -----------                             ----------
  Basic net income per Class B common                                                 $ 1.28                             $     1.21
                                                                                 ===========                             ==========
Basic weighted average common shares outstanding:
  Class A common                                                                  49,669,000                             49,669,000
  Class B common                                                                  10,122,000                             10,122,000

Diluted net income per weighted average common share:
  Class A common                                                                      $ 0.83                            $      0.79
                                                                                 ===========                            ===========
  Class B common                                                                      $ 0.90                            $      0.84
                                                                                 ===========                            ===========
Diluted weighted average common shares outstanding:
  Class A common                                                                  49,968,000                             49,968,000
  Class B common                                                                  10,122,000                             10,122,000


           The accompanying notes and management's assumptions are an integral part of this statement

                         RECKSON ASSOCIATES REALTY CORP.
                     NOTES TO PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                   (UNAUDITED)

(A) Represents the historical statement of income of Reckson Associates Realty Corp. for the year ended December 31, 2002.

(B) Represents adjustment to remove the results of operations from the Disposition properties as if such Disposition occurred on January 1, 2002.

(C) To adjust for general and administrative expenses and service company overhead, included in other income, which would be avoided as a result of the Disposition had the Disposition occurred on January 1, 2002

(D) To adjust for interest expense which would have been avoided if the unsecured credit facility had been repaid using the proceeds from the Disposition had the Disposition occurred on January 1, 2002. In addition, to adjust for interest expense which would have been incurred had Reckson borrowed under its unsecured credit facil;ity to redeem its outstanding 8.85% Convertible Series B preferred stock.

(E) To adjust the allocation of income under the limited partnership agreement had the Disposition occurred on January 1, 2002.

(F) To adjust for preferred dividends on the 8.85% Cumulative Series B preferred stock as if such preferred stock were redeemed on January 1, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

RECKSON ASSOCIATES REALTY CORP.


BY: /s/  Michael Maturo
----------------------------------
Michael Maturo, Executive Vice President &
Chief Financial Officer

Date: October 22, 2003